                                                                    EXHIBIT 99.1


                                 AMENDMENT NO. 2

                  TO THE AMENDED AND RESTATED CREDIT AGREEMENT

            AMENDMENT NO. 2 dated as of November 9, 2001 (this "AMENDMENT") among Key3Media Group, Inc., a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders party to the Amended and Restated Credit Agreement (as hereinafter defined) and Morgan Stanley Senior Funding, Inc., as Administrative Agent (the "ADMINISTRATIVE AGENT").


                             PRELIMINARY STATEMENTS

(1) The Borrower has entered into an Amended and Restated Credit Agreement (as amended, amended and restated or otherwise modified to date, the "CREDIT AGREEMENT"), dated as of June 26, 2001, among the Borrower, the Guarantors, the Initial Lender Parties, Morgan Stanley Senior Funding, Inc., as Lead Arranger and Administrative Agent, Morgan Stanley & Co. Incorporated, as Collateral Agent, The Bank of New York, as Syndication Agent, UBS Warburg LLC, as Documentation Agent, and Fleet National Bank and BNP Paribas, each as a Co-Documentation Agent, for the Lender Parties. Capitalized terms not otherwise defined in this Amendment shall have the same meanings as specified in the Credit Agreement.

(2) The Borrower has requested and the Lender Parties have agreed to amend the Credit Agreement as follows:

            SECTION 1. Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is, effective as of the date hereof, hereby amended as follows:

            (a) Article I "Definitions and Accounting Terms" shall be amended by adding the following new definitions in the proper alphabetical order:

                  "CONVERTIBLE PREFERRED STOCK" means the Series A and Series B convertible preferred stock of the Borrower.

                  "FIXED CHARGE COVERAGE RATIO" means, at any date of
            determination, the ratio of (a) Consolidated EBITDA to (b) the sum of (i) interest payable on, and amortization of debt discount in respect of, all Debt for Borrowed Money, plus (ii) income taxes that have been paid in cash to the taxing authority of the United States of America or any State thereof plus (iii) Capital Expenditures, in each case, of or by the Borrower and its Restricted Subsidiaries during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lenders pursuant to Section 5.03(b) or (c), as the case may be (whether or not such financial statements are delivered); provided, however, that clause (b) (i) shall be calculated after giving effect on a pro forma basis to the Advances as if such Advances had been incurred on the first day of such four fiscal quarter period; provided further that for purposes of calculating the Fixed Charge Coverage Ratio, the term "Capital Expenditures" shall not exceed at any time $5,000,000.

            (b) Section 5.02(g) "Restricted Payments" shall be amended by (A) inserting the phrase "or (iii)" immediately before the word "below" in the tenth line thereof, (B) deleting the word "and" after the end of clause (i) thereof, (C) deleting the punctuation mark "." at the end of clause (ii) thereof and adding the phrase ", and" thereto, and (D) adding a new clause (iii) thereto to read as follows:

                  "(iii) the Borrower may issue Equity Interests including the
            Convertible Preferred Stock."

            (c) Section 5.04 "Financial Covenants" is amended by inserting immediately preceding clause (a) thereof the following text:

                  "(a) Fixed Charge Coverage Ratio. Maintain at all times a Fixed Charge Coverage Ratio of not less than 1.1:1.

                  (b) Senior Debt Limitation. Maintain at all times an aggregate principal amount of Consolidated Senior Debt for Borrowed Money of the Borrower and its Restricted Subsidiaries not in excess of $120,000,000.

                  (c) Total Debt Limitation. Maintain at all times an aggregate principal amount of Consolidated Debt for Borrowed Money of the Borrower and its Restricted Subsidiaries not in excess of $410,000,000.

                  (d) Maximum Capital Expenditures. Not make any Capital Expenditure in any fiscal quarter which, in addition to the amount expended, in the case of the fiscal quarter ended December 31, 2001, the two previous fiscal quarters, and in the case of any fiscal quarter thereafter, the three previous fiscal quarters, would cause the aggregate of all such Capital Expenditures to exceed $15,000,000 for such three or four fiscal quarters, as the case may be; provided, however, that if any Investment pursuant to Section 5.02(f)(viii) shall have occurred during such three or four fiscal quarter period, as the case may be, (x) such Investment shall be deemed to have occurred at the beginning of such three or four fiscal quarter period, as the case may be, and (y) the amount specified above shall increase by an amount equal to the Capital Expenditures made by the acquired Subsidiary during the portion of such three or four fiscal quarter period, as the case may be, that precedes the date of such Investment.

                  provided, however, if, at the end of each of two consecutive fiscal quarters, Consolidated EBITDA of the Borrower and its Restricted Subsidiaries during the four consecutive fiscal quarters then ended (as set forth in the financial statements required to be delivered for such fiscal quarter) is in excess of $85,000,000 (the "EBITDA Event"), then the Borrower shall no longer be subject to the financial covenants set forth in clauses (a), (b) (c) and (d) above, but shall be subject to, commencing with the immediately succeeding fiscal quarter, the financial covenants set forth in clauses (a), (b) and (c) below which in no instance shall be applicable until the occurrence of the EBITDA Event. For purposes of clarification and for the avoidance of doubt it is understood that so long as clauses (a), (b), (c) and (d) set forth above shall be applicable, then clauses (a), (b) and (c) set forth below shall not be applicable, and at such time as provided herein that clauses (a), (b) and (c) set forth below shall become applicable, then clauses (a), (b), (c) and (d) set forth above shall no longer be applicable."

            SECTION 2. Conditions to Effectiveness to this Amendment. This Amendment shall become effective as of the date first above written (the "EFFECTIVE DATE") when and only when each of the following conditions has been satisfied:

                  (a) The Administrative Agent shall have received counterparts of (i) this Amendment executed by the Borrower, the Required Lenders or, as to any of such Required Lenders, advice satisfactory to the Administrative Agent that such Required Lender has executed this Amendment, and (ii) the Consent attached hereto executed by the Guarantor.

                  (b) The representations and warranties set forth in Section
            4.01 of the Credit Agreement shall be correct in all material respects on and as of the Effective Date.

                  (c) No event shall have occurred and be continuing or shall result from the effectiveness of this Amendment that constitutes a Default.

                  (d) the Borrower shall have received gross proceeds from the issuance of the Convertible Preferred Stock or common stock of the Borrower in an aggregate amount of not less than $50,000,000;

                  (e) (i) the Borrower shall have prepaid pursuant to Section
            2.06 an outstanding aggregate principal amount of Revolving Credit Advances of not less than $30,000,000 together with accrued interest and any amounts pursuant to Section 9.04(c) of the Credit Agreement, and (ii) the Administrative Agent shall have received a notice from the Borrower pursuant to Section 2.05(a) reducing the Unused Revolving Credit Commitments by an amount not less than $30,000,000; provided, however, if an aggregate principal amount of not less than $10,000,000 of Subordinated Notes shall not have been converted to Equity Interests, then the references to $30,000,000 in clauses (i) and (ii) above shall be $40,000,000.

            SECTION 3. Reference to and Effect on the Loan Documents. (a) On and after the Effective Date:

                  (a) Each reference in the Credit Agreement to "this
            Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended and otherwise modified by this Amendment.

                  (b) The Credit Agreement and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, except to the extent of the amendments specifically provided herein.

                  (c) The execution, delivery and effectiveness of this
            Amendment shall not operate as a waiver of any right, power or remedy of the Secured Parties or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

            SECTION 4. Costs and Expenses. The Borrower hereby agrees to pay, upon demand, all of the reasonably and properly documented costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in connection with the preparation, execution, and delivery of this Amendment and the other instruments, agreements and documents delivered or to be delivered hereunder.

            SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

            SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

                                        KEY3MEDIA GROUP, INC.



                                        By
                                          --------------------------------------
                                             Name:
                                             Title:

                                        MORGAN STANLEY SENIOR
                                             FUNDING, INC.,
                                             as Administrative Agent


                                        By
                                          --------------------------------------
                                             Name:
                                             Title:

                                        MORGAN STANLEY & CO.
                                             INCORPORATED,
                                             as Collateral Agent

                                        By
                                          --------------------------------------
                                             Name:
                                             Title:

INITIAL LENDERS

                                        MORGAN STANLEY SENIOR
                                             FUNDING, INC.


                                        By
                                          --------------------------------------
                                             Name:
                                             Title:

                                        THE BANK OF NEW YORK


                                        By
                                          --------------------------------------
                                             Name:
                                             Title:

                                        BNP PARIBAS


                                        By
                                          --------------------------------------
                                             Name:
                                             Title:



                                        By
                                          --------------------------------------
                                             Name:
                                             Title:

                                        WELLS FARGO BANK, N.A.


                                        By
                                          --------------------------------------
                                             Name:
                                             Title:

                                        U.S. BANK NATIONAL ASSOCIATION


                                        By
                                          --------------------------------------
                                             Name:
                                             Title:

                                        UBS AG, STAMFORD BRANCH


                                        By
                                          --------------------------------------
                                             Name:
                                             Title:

                                        FLEET NATIONAL BANK


                                        By
                                          --------------------------------------
                                             Name:
                                             Title:

INITIAL ISSUING BANK

                                        MORGAN STANLEY SENIOR
                                             FUNDING, INC.


                                        By
                                          --------------------------------------
                                             Name:
                                             Title:

                                     CONSENT

                                                    Dated as of November 9, 2001



            Reference is made to Amendment No. 2 dated as of November 9, 2001 (the "AMENDMENT") among Key3Media Group, Inc., a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement (collectively, the "LENDERS"), and Morgan Stanley Senior Funding, Inc., as Administrative Agent (the "AGENT"). Capitalized terms not otherwise defined in the Amendment shall have the same meanings as specified in the Credit Agreement.

            Each of the undersigned, in its capacity as a Guarantor under the Guaranty set forth in Article VII of the Amended and Restated Credit Agreement dated June 26, 2001 (the "GUARANTY") in favor of the Secured Parties referred to therein, hereby consents to the execution, delivery and performance of the Amendment and agrees that:

            (a) Notwithstanding the effectiveness of this Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference in the Guaranty to the "the Credit Agreement", "thereunder", "thereof", "therein" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended and otherwise modified by the Amendment.

            (b) The Collateral Documents to which such Guarantor is a party and all of the Collateral described therein do, and shall continue to, secure payment of all of the Secured Obligations (in each case as defined therein).

            This Consent shall be governed by, and construed in accordance with, the laws of the State of New York.

            Delivery of an executed counterpart of a signature page of this Consent by telecopier shall be effective as the delivery of an original executed counterpart of this Consent.


                                        KEY3MEDIA EVENTS, INC.


                                        By
                                          --------------------------------------
                                             Name:
                                             Title:

                                        KEY3MEDIA ADVERTISING, INC.


                                        By
                                          --------------------------------------
                                             Name:
                                             Title:



                                        KEY3MEDIA BCR EVENTS, INC.


                                        By
                                          --------------------------------------
                                             Name:
                                             Title:



                                        KEY3MEDIA VON EVENTS, INC.


                                        By
                                          --------------------------------------
                                             Name:
                                             Title: